As filed with the Securities and Exchange Commission on November 23, 2010
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUTOCHINA INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	NA
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

No.322, Zhongshan East Road
Shijiazhuang, Hebei
People’s Republic of China

(Address of Principal Executive Offices) (Zip Code)

AutoChina International Limited 2009 Equity Incentive Plan

(Full title of the plan)

Yong Hui Li
No.322, Zhongshan East Road
Shijiazhuang, Hebei
People’s Republic of China

 (Name and address of agent for service)

+86 311 8382 7688

 (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service, to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Tel. No. 212-407-4159 Fax No. 212-407-4990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Ordinary shares, par value $0.001 per share (“Ordinary Shares”)	92,104	$25.03	(2)	$2,305,363.12	$164.37
Ordinary Shares	681,840	$9.50	(3)	$6,477,480.00	$461.84
Ordinary Shares	509,952	$25.65	(4)	$13,080,268.80	$932.62
Ordinary Shares	27,024	$23.80	(5)	$643,171.20	$45.86
Ordinary Shares	364,080	$27.19	(6)	$9,899,335.20	$705.82
Total:	1,675,000			$32,405,618.32	$2,310.52

(1)
The registration statement registers the issuance of 1,675,000 ordinary shares, which are issuable under the AutoChina International Limited 2009 Equity Incentive Plan, and adjustments to shares to account for any changes in capitalization, such as a stock split, stock dividend, or similar transaction involving the registrant’s ordinary shares, in accordance with Rule 416(a) under the Securities Act of 1933, as amended.  An aggregate of 1,582,896 ordinary shares are issuable pursuant to outstanding option grants pursuant to such plan.

(2)
Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h) of the Securities Act, based upon the average of the high and low prices of AutoChina International Limited’s ordinary shares as reported on the NASDAQ Capital Market on November 18, 2010, under the symbol “AUTC.”

(3)	Represents ordinary shares issuable pursuant to options granted on September 3, 2009 at an exercise price of $9.50 per ordinary share.

(4)	Represents ordinary shares issuable pursuant to options granted on December 3, 2009 at an exercise price of $25.65 per ordinary share.

(5)	Represents ordinary shares issuable pursuant to options granted on May 19, 2010 at an exercise price of $23.80 per ordinary share.

(6)	Represents ordinary shares issuable pursuant to options granted on August 19, 2010 at an exercise price of $27.19 per ordinary share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

The AutoChina International Limited 2009 Equity Incentive Plan

Under the terms of the AutoChina International Limited 2009 Equity Incentive Plan (the “Incentive Plan”), 1,675,000 ordinary shares, par value $0.001 (“Ordinary Shares”), of AutoChina International Limited (“AutoChina” or the “Company”) are reserved for issuance in accordance with its terms. All awards under the Incentive Plan are made by AutoChina’s Board of Directors (the “Board of Directors”) or a committee comprised of members of the Board of Directors appointed by the Board of Directors to administer the Incentive Plan (the “Committee”).

The purposes of the Incentive Plan are to assist AutoChina in attracting, retaining and providing additional incentives to its employees, directors and consultants, and the employees, directors and consultants of its affiliates, and to promote the success of AutoChina’s business.

All directors, employees and consultants of AutoChina and its affiliates are eligible to be granted awards under the Incentive Plan.

Description of the Incentive Plan

A summary of the principal features of the Incentive Plan is provided below, but is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is incorporated herein by reference to Exhibit 10.1 to the registration statement of which this prospectus forms a part.

Administration of the Incentive Plan

The Incentive Plan is administered by either AutoChina’s Board of Directors or the Committee, if any. Among other things, the Board of Directors or the Committee, if any, has complete discretion, subject to the express limits of the Incentive Plan, to determine the employees, directors and consultants to be granted awards, the types of awards to be granted, the terms and conditions of awards granted, the number of Ordinary Shares subject to each award, the exercise price under each award which is a stock option, whether the grantee of an award of restricted Ordinary Shares will be required to pay any purchase price for those Ordinary Shares, the base appreciation amount under each award which is a stock appreciation right, the term of each award, the vesting schedule and/or performance goals for each award that utilizes such a schedule or provides for performance goals, whether to accelerate vesting, the value of the Ordinary Shares, and any required withholdings. The Board of Directors or the Committee, if any, may amend, modify or terminate any outstanding award, provided that the grantee’s written consent to such action is required if the action would adversely affect the grantee’s right under an outstanding award. The Board of Directors or the Committee, if any, is also authorized to construe the award agreements and may prescribe rules relating to the Incentive Plan. The Board of Directors or the Committee, if any, may reduce the exercise price under awards which are stock options or reduce the base appreciation amount under any award which is a stock appreciation right without shareholder approval. Except as specified below, no award intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) may have a per Ordinary Share exercise or purchase price, if any, of less than 100% of the fair market value of an Ordinary Share on the date of grant of the award.

Awards

The Incentive Plan provides for the grant of any type of arrangement to an employee, director or consultant of AutoChina or its affiliates, which involves or might involve the issuance of Ordinary Shares, cash, stock options or stock appreciation rights, or a similar right with a fixed or variable price related to the fair market value of the Ordinary Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, incentive stock options, non-qualified stock options, stock appreciation rights, sales or bonuses of restricted shares, restricted share units and dividend equivalent rights, or any two or more of such awards in combination, for an aggregate of not more than 1,675,000 of the Ordinary Shares, to directors, employees and consultants of AutoChina or its affiliates. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of Ordinary Shares subject thereto, if any, will again be available for grant under the Incentive Plan. The number of Ordinary Shares with respect to which stock options or stock appreciation rights may be granted to a grantee under the Incentive Plan in any calendar year cannot exceed 500,000. The number of restricted Ordinary Shares or restricted share units which may be granted to a grantee under the Incentive Plan in any calendar year cannot exceed 500,000.

There are approximately 1,500 employees, directors and consultants who are currently eligible to receive awards under the Incentive Plan. New directors, employees and consultants of AutoChina or its affiliates are eligible to participate in the Incentive Plan as well.

On September 3, 2009, December 3, 2009, May 19, 2010 and August 19, 2010, AutoChina granted 681,840, 520,944, 27,024 and 364,080 stock options, respectively, under the terms of the Incentive Plan. The exercise price under each of these stock options is $9.50, $25.65, $23.80 and $27.19, respectively, the closing price of the Ordinary Shares on the date of grant. The total vesting period for each of these stock options is four years, with 25% vesting one year after the date of grant and the remaining 75% vesting ratably each month for three years thereafter. Each of these stock options has a term of 10 years.

As of November 18, 2010, none of these stock options had been exercised. AutoChina recorded compensation expense of $3,240,378 based on estimated fair value of the stock options on their dates of grant. The per share fair value of the stock options granted under the Incentive Plan has been estimated using the Black-Scholes option-pricing model with the following assumptions:

Date of Grant	September 3, 2009	December 3, 2009	May 19, 2010	August 19, 2010
Life (years)	6.08	6.08	6.08	6.08
Dividend yield	None	None	None	None
Risk - free interest rate	2.95%	2.87%	2.82%	2.06%
Volatility	74.1%	56.6%	36.2%	35.8%

The following table summarizes the outstanding stock options granted under the Incentive Plan as at November 18, 2010, related weighted average fair value and life information:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Price Per Share	Number Outstanding at November 18, 2010	Weighted Average Fair Value	Weighted Average Remaining Life (Years)	Number Exercisable at November 18, 2010	Weighted Average Exercise Price
$9.50	681,840	$6.37	8.81	201,283	$9.50
25.65	509,952	14.23	9.07	Nil	25.65
23.80	27,024	9.52	9.53	Nil	23.80
27.19	364,080	10.37	9.78	Nil	27.19
	1,582,896	$9.88	9.13	201,283	$19.02

Additional Terms

Under the Incentive Plan, upon the consummation of a “corporate transaction” (as defined in the Incentive Plan), all outstanding awards under the Incentive Plan will terminate, except to the extent they are assumed in connection with the corporate transaction.

Stock options granted under the Incentive Plan as ISOs (as defined below) may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the grantee, only by the grantee. Other awards are transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the grantee: (a) to a “holding company” (as defined in the Incentive Plan) of such grantee, or (B) to the extent and in the manner authorized by the Board of Directors or the Committee, if any. No Ordinary Shares will be delivered under the Incentive Plan to any grantee or other person until such grantee or other person has made arrangements acceptable to the Board of Directors or the Committee, if any, for the satisfaction of any national, provincial or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Ordinary Shares under the Incentive Plan.

Special Terms Relating to Stock Options

The Incentive Plan provides for the grant of stock options, which may be either “incentive stock options” (ISOs), which are intended to meet the requirements for special U.S. federal income tax treatment under the Code, or “nonqualified stock options” (NQSOs). Stock options may be granted under the Incentive Plan on such terms and conditions as the Board of Directors or the Committee, if any, may determine; however, the per Ordinary Share exercise price under a stock option granted under the Incentive Plan may not be less than 100% of the “fair market value” (as defined in the Incentive Plan) of an Ordinary Share on the date of grant of the stock option, and the term of an ISO may not exceed ten years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of AutoChina or a parent or subsidiary of AutoChina). ISOs may only be granted to employees. In addition, the aggregate fair market value of the Ordinary Shares underlying one or more ISOs (determined at the time of grant of the ISO or ISOs) which are exercisable for the first time by any one employee during any calendar year may not exceed $100,000. The Board of Directors or the Committee, if any, may permit a cashless “net exercise” of stock options granted under the Incentive Plan.

Amendments

AutoChina’s Board of Directors may at any time amend, alter, suspend or terminate the Incentive Plan; provided, that no amendment requiring shareholder approval will be effective unless such approval has been obtained, and provided further that no amendment of the Incentive Plan or its termination may be effected if it would adversely affect the rights of a grantee without the grantee’s consent.

Certain U.S. Federal Income Tax Consequences of the Incentive Plan

The following is a general summary of the U.S. federal income tax consequences under current tax law to AutoChina, were it subject to U.S. federal income taxation, and to grantees under the Incentive Plan who are individual citizens or residents of the United States for U.S. federal income tax purposes (“U.S. grantees”), of ISOs, NQSOs, sales or bonuses of restricted shares, restricted share units, dividend equivalent rights and SARs granted pursuant to the Incentive Plan. It does not purport to cover all of the special rules that may apply, including special rules relating to limitations on the ability of AutoChina, were it subject to U.S. federal income taxation, to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, grantees subject to Section 16(b) of the Exchange Act and the exercise of a stock option with previously-acquired Ordinary Shares. This summary assumes that U.S. grantees will hold their Ordinary Shares as capital assets within the meaning of Section 1221 of the Code. This summary does not address the application of the passive foreign investment company rules of the Code to U.S. grantees, which are discussed generally in the Company’s most recent Form 20-F as filed with the Securities and Exchange Commission. In addition, this summary does not address the foreign, state or local income or other tax consequences, as any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Incentive Plan or Ordinary Shares issued pursuant thereto. Grantees are urged to consult their own tax advisors concerning the tax consequences to them of an award under the Incentive Plan or Ordinary Shares issued pursuant thereto.

A U.S. grantee generally does not recognize taxable income upon the grant of an NQSO or an ISO. Upon the exercise of an NQSO, the U.S. grantee generally recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the Ordinary Shares acquired on the date of exercise over the exercise price thereunder, and AutoChina, were it subject to U.S. federal income taxation, would generally be entitled to a deduction for such amount at that time. If the U.S. grantee later sells Ordinary Shares acquired pursuant to the exercise of an NQSO, the grantee generally recognizes a long-term or a short-term capital gain or loss, depending on the period for which the Ordinary Shares were held thereby.  A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

Upon the exercise of an ISO, the U.S. grantee generally does not recognize taxable income. If the U.S. grantee disposes of the Ordinary Shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the Ordinary Shares to the grantee, the grantee generally recognizes a long-term capital gain or loss, and AutoChina, were it subject to U.S. federal income taxation, would not be entitled to a deduction. However, if the grantee disposes of such Ordinary Shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income, and AutoChina, were it subject to U.S. federal income taxation, would generally be entitled to deduct such amount.

In addition to the U.S. federal income tax consequences described above, the U.S. grantee may be subject to the alternative minimum tax (“AMT”), which is payable to the extent it exceeds the grantee’s regular income tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the Ordinary Shares for which the ISO is exercised over the exercise price thereunder for such Ordinary Shares is a preference item for purposes of the AMT. In addition, the U.S. grantee’s basis in such Ordinary Shares is increased by such excess for purposes of computing the gain or loss on the disposition of the Ordinary Shares for AMT purposes. If a U.S. grantee is required to pay any AMT, the amount of such tax which is attributable to deferral preferences (including any ISO adjustment) generally may be allowed as a credit against the grantee’s regular income tax liability (and, in certain cases, may be refunded to the grantee) in subsequent years. To the extent the credit is not used, it may be carried forward.

 A U.S. grantee who receives a bonus of restricted Ordinary Shares or who purchases restricted Ordinary Shares, which, in either case, are subject to a substantial risk of forfeiture and certain transfer restrictions, generally recognizes ordinary compensation income at the time the restrictions lapse in an amount equal to the excess, if any, of the fair market value of the Ordinary Shares at such time over any amount paid by the grantee for the Ordinary Shares. Alternatively, the U.S. grantee may elect to be taxed upon receipt of the restricted Ordinary Shares based on the value of the Ordinary Shares at the time of receipt. AutoChina, were it subject to U.S. federal income taxation, would generally be entitled to deduct such amount at the same time as ordinary compensation income is required to be included by the U.S. grantee and in the same amount. Dividends received with respect to such restricted Ordinary Shares are generally treated as compensation, unless the grantee elects to be taxed on the receipt (rather than the vesting) of the restricted Ordinary Shares.

A U.S. grantee generally does not recognize income upon the grant of an SAR. The U.S. grantee recognizes ordinary compensation income upon the exercise of the SAR equal to the increase in the value of the underlying shares, and AutoChina, were it subject to U.S. federal income taxation, would generally be entitled to a deduction for such amount.

A U.S. grantee generally does not recognize income in connection with a dividend equivalent right or restricted share unit until payments are received thereunder. At such time, the U.S. grantee recognizes ordinary compensation income equal to the amount of any cash payments and the fair market value of any Ordinary Shares received, and AutoChina, were it subject to U.S. federal income taxation, would generally be entitled to deduct such amount at such time.

Additional Information

The documents containing the information specified in Item 1 will be sent or given to participants in the Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act with respect to the Incentive Plan.

ITEM 2

Registrant Information and Employee Plan Annual Information.

AutoChina will furnish without charge to each person to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. The Company will also furnish without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of other documents required to be delivered to employees pursuant to Rule 428(b).  Requests should be directed to AutoChina International Limited, Attention: Yong Hui Li; No.322, Zhongshan East Road; Shijiazhuang, Hebei; People’s Republic of China, tel: +86 311 8382 7688.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents of the Registrant, filed with the Commission are incorporated by reference into this Registration Statement, except as superseded, supplemented or modified by this prospectus:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed with the Commission on March 22, 2010;

(b)
The Registrant’s Reports of Foreign Private Issuer on Form 6-K filed with the Commission on March 22, 2010, March 25, 2010, March 30, 2010, April 1, 2010, April 27, 2010, May 21, 2010, May 26, 2010, May 28, 2010, August 4, 2010 and August 18, 2010 (except to the extent such reports are furnished but not filed with the SEC);

(c)	The Registrant’s Reports of Foreign Private Issuer on Form 6-K filed with the Commission on August 19, 2010 and November 23, 2010;

(d)
The description of the Ordinary Shares contained in the section titled “Description of Securities” in the AutoChina’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on May 29, 2009, as amended (File No. 333-159607), including any amendment or report filed for the purpose of updating such description;

(e)
Any Form 20-F, 10-K, 10-Q or 8-K filed by the Registrant with the Commission after the date of this prospectus and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC);

(f)
Any Reports of Foreign Private Issuer on Form 6-K filed by the Registrant with the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that the Registrant incorporates them by reference in this prospectus; and

(g)
All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of the Registrant’s SEC filings incorporated by reference herein without charge by written or oral request directed to Hui Kai Yan, Corporate Secretary; No.322, Zhongshan East Road; Shijiazhuang, Hebei; People’s Republic of China. The telephone number at our executive office is +86 311 8382 7688.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Item 4.  Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

AutoChina’s Second Amended and Restated Memorandum and Articles of Association provides that members of its Board of Directors shall be indemnified and secured harmless out of the assets and profits of AutoChina from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices, provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

This provision, however, will not eliminate or limit liability arising under federal securities laws. AutoChina’s Amended and Restated Articles of Association does not eliminate its director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited AutoChina and its shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Cayman Islands law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys fees, in connection with various proceedings, except where there has been fraud or dishonesty or willful neglect or willful default. AutoChina’s Amended and Restated Articles of Association provide that AutoChina will indemnify its directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts, provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The following is a list of Exhibits filed as part of this Registration Statement on Form S-8.  Where so indicated by footnote, exhibits that were previously filed are incorporated herein by reference.
Exhibit No.	Description
4.1	Specimen Ordinary Share Certificate(1)
5.1	Opinion of Harney Westwood & Riegels
10.1	AutoChina International Limited 2009 Equity Incentive Plan (2)
23.1	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.2	Consent of Grobstein, Horwath & Company LLP, independent registered public accounting firm
23.3	Consent of Crowe Horwath LLP, independent registered public accounting firm
24.1	Power of Attorney (included on signature pages hereto)

(1)	Incorporated by reference to AutoChina’s Registration Statement, filed with the SEC on Form S-1 dated February 4, 2008.

(2)	Incorporated by reference to Annex E of AutoChina’s Final Proxy Statement, filed as Exhibit 99.1 to AutoChina’s Current Report on Form 6-K filed with the SEC on March 11, 2009.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if this Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shijiazhuang, Country of People’s Republic of China, on the 23rd day of November 2010.

AUTOCHINA INTERNATIONAL LIMITED

By:	/s/ Yong Hui Li
Yong Hui Li
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yong Hui Li, individually, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yong Hui Li	Chief Executive Officer, Chairman and Director	November 23, 2010
Yong Hui Li	(principal executive officer)

/s/ Jason Wang	Chief Financial Officer	November 23, 2010
Jason Wang	(principal accounting and financial officer)

/s/ Hui Kai Yan	Secretary and Director	November 23, 2010
Hui Kai Yan

/s/ James Cheng-Jee Sha	Director	November 23, 2010
James Cheng-Jee Sha

/s/ Diana Chia-Huei Liu	Director	November 23, 2010
Diana Chia-Huei Liu

/s/ Thomas Luen-Hung Lau	Director	November 23, 2010
Thomas Luen-Hung Lau

Exhibit Index

Exhibit No.	Description
4.1	Specimen Ordinary Share Certificate(1)
5.1	Opinion of Harney Westwood & Riegels
10.1	Form of AutoChina International Limited 2009 Equity Incentive Plan (2)
23.1	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.2	Consent of Grobstein, Horwath & Company LLP, independent registered public accounting firm
23.3	Consent of Crowe Horwath LLP, independent registered public accounting firm
24.1	Power of Attorney (included on signature pages hereto)

(1)	Incorporated by reference to AutoChina’s Registration Statement, filed with the SEC on Form S-1 dated February 4, 2008.

(2)	Incorporated by reference to Annex E of AutoChina’s Final Proxy Statement, filed as Exhibit 99.1 to AutoChina’s Current Report on Form 6-K filed with the SEC on March 11, 2009.